UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 4, 2004

WORLD HEALTH ALTERNATIVES, INC.

(Exact name of registrant as specified in this charter)

Florida	333-84934	04-3613924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Penn Center Blvd., Suite 111, Pittsburgh, PA	15235
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (412) 829-7800

NOT APPLICABLE

(Former Name or Former Address, if Changes Since Last Report)

ITEM 5 – OTHER EVENTS

Effective August 4, 2004, World Health Alternatives, Inc. (the “Company”) closed on an $11 million financing transaction with a group of private investors (“Investors”). The financing consisted of two components: (a) an equity portion for $4,317,500 million and (b) a debenture portion for $6,682,500 million.

For the equity portion, the Company issued units consisting of restricted shares of Common Stock and Warrants to purchase shares of Common Stock with an aggregate purchase price of $4,317,500. Upon closing on the Stock Purchase Agreement between World Health Alternatives, Inc. and the Investors, the Company issued 2,158,750 shares of its restricted Common Stock at $2.00 per share, for an aggregate purchase price of $4,317,500. Additionally, the Company provided the Investors with a Warrant to purchase shares of the Company’s restrictive Common Stock. The Warrants provide the Investors with the right to purchase an aggregate of 647,625 shares of the Company’s restrictive Common Stock. The Warrants, which expire five years from the date of issuance, have an exercise price of $3.50 per share resulting in aggregate proceeds of $2,266,687 to the Company upon their exercise. The Company may call each Warrant, for $0.001 per Warrant, if the average price of the Company’s Common Stock is 150% of the exercise price for 20 consecutive trading days and the Company has a Registration Statement effective for the same twenty consecutive trading days.

For the debenture portion, the Company issued units consisting of Debentures and Warrants to purchase shares of restricted Common Stock with an aggregate purchase price of $6,682,500. Upon closing on the Debenture Purchase Agreement between World Health Alternatives, Inc. and the Investors, the Company issued $6,682,500 of Debentures with a 7.5% interest coupon. The Debentures are convertible into restricted shares of Common Stock of the Company at a conversion price of $2.15 per share, which would result in the issuance of 3,108,139 shares of the Company’s restricted Common Stock if all Debentures are converted. The Company can force the conversion of the Debentures into shares of the Company’s restricted Common Stock if the average closing price of the Company’s shares of Common Stock on the Trading Market on which the Common Stock is then listed for trading exceeds 200% of $2.15 per share for 20 consecutive trading days and the Company has a Registration Statement effective for the same twenty consecutive trading days. If the Debentures are not converted into restricted shares of Common Stock of the Company, they mature on August 4, 2007. Additionally, the Company provided the Investors with a Warrant to purchase shares of the Company’s restricted shares of Common Stock. The Warrants provide the Investors with the right to purchase an aggregate of 932,442 shares of the Company’s restricted shares of Common Stock. The Warrants, which expire five years from the date of issuance, have an exercise price of $2.596 per share, resulting in aggregate proceeds of $2,420,619.43 to the Company upon their exercise.

The shares of Common Stock underlying the securities sold in this financing transaction will be registered for resale on a Registration Statement to be filed by the Company. The terms and conditions of such registration are described in the transaction documents and in certain Registration Rights Agreements.

The Company intends to utilize the proceeds from the sale of its Common Stock and Debentures to retire certain outstanding long-term debt, including certain obligations stemming from its acquisition of Pulse Healthcare Staffing, Inc.

ITEM 7 - FINANCIAL STATEMENTS & EXHIBITS

(c)	Exhibits

Exhibit Index	Pages of Sequential Numbering System

4.1	Form of Stock and Warrant Purchase Agreement between World Health Alternatives, Inc. and Certain Investors.

4.2	Form of Warrant to purchase shares of World Health Alternatives, Inc.

4.3	Form of Registration Rights Agreement between World Health Alternatives, Inc. and Certain Investors.

4.4	Form of Securities Purchase Agreement between World Health Alternatives, Inc. and Certain Investors.

4.5	Form of Registration Rights Agreement between World Health Alternatives, Inc. and Certain Investors.

4.6	Form of Warrant to purchase shares of World Health Alternatives, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLD HEALTH ALTERNATIVES, INC.

By	/s/ RICHARD E. MCDONALD
Richard E. McDonald
President,
Principal Financial Officer
Principal Accounting Officer
Chairman of the Board of Directors,

Date: August 13, 2004

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